   As filed with the Securities and Exchange Commission on January 31, 1997
                                                           Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                ______________


                          MARKWEST HYDROCARBON, INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                          84-1352233
         (State or other jurisdiction           (I.R.S. Employer
       of incorporation or organization)       Identification No.)

         5613 DTC Parkway, Suite 400
             Englewood, Colorado                      80111
    (Address of Principal Executive Offices)        (Zip Code)


                          MARKWEST HYDROCARBON, INC.
                    401(K) SAVINGS AND PROFIT SHARING PLAN
                           (Full title of the plan)

                                                   Copy to:
             Brian T. O'Neill              George A. Hagerty, Esq.
         MarkWest Hydrocarbon, Inc.        Dorsey & Whitney LLP
        5613 DTC Parkway, Suite 400     Republic Plaza Bldg., Suite 4400
         Englewood, Colorado 80111         370 Seventeenth Street
(Name and address of agent for service)    Denver, Colorado 80202


                                (303) 290-8700
         (Telephone number, including area code, of agent for service)

                                _______________

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                          Proposed maximum          Proposed maximum          Amount of
Title of securities to be            Amount to be        offering price per        aggregate offering       registration
        registered                   registered(1)            share(1)                 price (1)                fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value......     30,000*              $  14.625                $  438,750.00            $  132.95
====================================================================================================================================

(1) The 30,000 shares of Common Stock being registered represent the maximum number of shares which, it is anticipated, may be acquired by the Plan during the approximate 12-month period following the initial offering date under this Registration Statement. The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on January 29, 1997.
* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                The following documents, which have been filed by MarkWest Hydrocarbon, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

                (1) The Company's final Prospectus, dated October 9, 1996, filed in connection with the Company's Registration Statement on Form S-1 (File No. 333-09513);

                (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated September 12, 1996 (File No. 0-21353), and any amendment or report filed to update such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock offered hereby;

                (3) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

                (4) The Annual Report on Form 11-K for the MarkWest Hydrocarbon, Inc. 401(k) Savings and Profit Sharing Plan for the fiscal year ended December 31, 1995.

                All documents filed by the Company and the MarkWest Hydrocarbon, Inc. 401(k) Savings and Profit Sharing Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IX of the Company's Certificate of Incorporation and Article VIII of the Company's Bylaws provide for indemnification of the Company's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law.

                The Company's Certificate of Incorporation also provides that directors of the Company shall be under no liability to the Company for monetary damages for breach of fiduciary duty as a director of the Company, except for those specific breaches and acts or omissions with respect to which Delaware Law expressly provides that a corporation's certificate of incorporation shall not eliminate or limit such personal liability of directors. Section 102(b)(7) of the Delaware Law provides that a corporation's certificate of incorporation may not limit the liability of directors for (i) breaches of their duty of loyalty to the corporation and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividends or unlawful stock repurchases under
Section 174 of the Delaware Law, or (iv) transactions from which a director derives an improper personal benefit.

                Under the MarkWest Hydrocarbon, Inc. 401(k) Savings and Profit Sharing Plan, the Company has agreed to indemnify and hold harmless the plan administrator and the trustee (except if the trustee is a bank, trust company or similar institution) and any other persons to whom any fiduciary responsibility is allocated or delegated with respect to the plan, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful conduct and/or criminal acts of such persons. In addition, the Company has agreed to indemnify the trustee against, and to hold the trustee harmless from, all liabilities and claims (including reasonable attorney's fees and expenses in defending against such liabilities and claims) against the trustee as a result of any breach of fiduciary responsibility by a fiduciary other than the trustee unless the trustee participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach or, through its negligence in performing its own specific fiduciary responsibilities, has enabled such other fiduciary to commit a breach of the latter's fiduciary responsibilities.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

         4.2 Amended Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

         4.3    Form of Common Stock Certificate (incorporated by reference to
                Exhibit 4.1 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

         23.1   Consent of Price Waterhouse LLP

         24.1 Powers of Attorney of Officers and Directors of MarkWest Hydrocarbon, Inc.

                The Company has submitted the MarkWest Hydrocarbon, Inc. 401(k) Savings and Profit Sharing Plan to the Internal Revenue Service (the "IRS") in order to qualify its 401(k) Savings and Profit Sharing Plan under the Employee Retirement Income Security Act of 1974.

Item 9.  Undertakings.
         ------------

         A.  Post-Effective Amendments.
             -------------------------

                The Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.  Subsequent Documents Incorporated by Reference.
             ----------------------------------------------

                The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.  Claims for Indemnification.
             --------------------------

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or other controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 30, 1997.


                                     MARKWEST HYDROCARBON, INC.


                                     By:  /s/ Brian T. O'Neill
                                         -------------------------------
                                          Brian T. O'Neill
                                          Senior Vice President and Chief
                                          Operating Officer


          Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on January 30, 1997.

            SIGNATURE                            TITLE
            ---------                            -----


 /s/ John M. Fox                    President,
----------------------------        Chief Executive Officer and Director
     John M. Fox                    (Principal Executive Officer)


 /s/ Brian T. O'Neill               Senior Vice President,
----------------------------        Chief Operating Officer and Director
     Brian T. O'Neill


 /s/ Rita E. Harvey                 Director of Finance
----------------------------        and Treasurer
     Rita E. Harvey                 (Principal Financial and Accounting Officer)


             *                      Director
----------------------------
     Arthur J. Denney


             *                      Director
----------------------------
     Norman H. Foster


             *                      Director
----------------------------
     Barry W. Spector


             *                      Director
----------------------------
     David R. Whitney


*By /s/ Brian T. O'Neill
   -------------------------
     Brian T. O'Neill
     Attorney-in-fact

          Pursuant to the requirements of the Securities Act, the undersigned trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 30, 1997.


                                     MARKWEST HYDROCARBON, INC. 401(K)
                                     SAVINGS AND PROFIT SHARING PLAN


                                     By: /s/ John M. Fox
                                        ------------------------------
                                         John M. Fox
                                         Trustee


                                     By: /s/ Brian T. O'Neill
                                        ------------------------------
                                         Brian T. O'Neill
                                         Trustee

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number    Exhibit                                                          Page
------    -------                                                          ----

4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

4.2 Amended Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

23.1      Consent of Price Waterhouse LLP

24.1      Powers of Attorney of Officers and Directors of MarkWest
          Hydrocarbon, Inc.